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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS




We consent to the reference to our firm under the caption "EXPERTS" and to the use of our reports dated July 1, 1996, except for Note 9 as to which the date is December 20, 1996, in Post-Effective Amendment Number 3 to Form S-2 and related Prospectus of Equipment Leasing Corporation of America for the registration of Certificates.




/s/  Cogen Sklar LLP
COGEN SKLAR LLP



Bala Cynwyd, Pennsylvania
December 20, 1996